Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports First Quarter 2024 Results
Total year-over-year revenue growth exceeds 5%
Software year-over-year revenue growth over 15%
Net income and adjusted EBITDA up 35.9% and 9.2%, respectively, from the prior year period

Alexandria, Va. (May 1, 2024) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the first quarter ended March 31, 2024. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on June 24, 2024, to stockholders of record on May 24, 2024.
Recent Highlights:
•Generated net income of $4.2 million, or $0.21 per diluted share, in the first quarter, compared to net income of $3.1 million, or $0.15 per diluted share, in the prior year period
•Generated $7.5 million of adjusted EBITDA in the first quarter, compared to $6.9 million in the first quarter of 2023
•Software operations bookings totaled $7.9 million in the first quarter, up 39% from the prior year period
•First quarter 2024 Software operations bookings included 19 six-figure customer contracts
•Software revenue totaled $16.3 million first quarter of 2024, up 15% from the prior year period
•First quarter 2024 Wireless average revenue per unit (ARPU) was $7.89, up on a year-over-year basis
•Improvement in quarterly net unit churn at 1.6% in the first quarter, down from 2.5% in the prior quarter, with annual net unit churn of 7.2% on a trailing-twelve-month basis
•Wireless revenue of $18.6 million in the first quarter of 2024, compared to revenue of $19.0 million in the same period in 2023
•Capital returned to stockholders in the first quarter of 2024 totaled $6.3 million in the form of the Company’s quarterly dividend
•Cash and cash equivalents balance of $23.3 million on March 31, 2024, and no debt

Spok.com

Exhibit 99.1
NEWS RELEASE
"I am proud of the strong performance our team was able to deliver in the first quarter and believe these results position us well for the remainder of the year, as we continue to execute on generating cash flow and returning capital to stockholders, while responsibly investing in and growing our business,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “In the first quarter, we made tremendous progress in several key performance areas, including software revenue growth, wireless trends, software operations bookings and backlog levels. We were able to accomplish this while investing in our Spok Care Connect and Wireless solutions. I am particularly pleased with our performance in generating software operations bookings in the first quarter, which were up 39% on a year-over-year-basis. In fact, the $7.9 million of software operations bookings in the first quarter was the second highest first quarter performance in our history. The strong level of software operations bookings in the first quarter resulted in a more than 62% increase in software license revenue from the prior year quarter and drove total revenue growth of more than 5%.

"I believe Spok is doing an excellent job of balancing the necessary investments in our products and infrastructure in order to fuel future growth and continuing to return capital to our stockholders," continued Kelly. "In the first quarter, we generated over $4.2 million of net income and over $7.5 million of adjusted EBITDA, which covered the $6.3 million we returned to our stockholders. However, at the same time, we increased the first quarter research and development investment in our products by $0.5 million, or 18.4%, on a year-over-year basis, and believe we are on track to invest approximately $11.0 million in product research and development expenses in 2024. We believe that this investment will fuel future growth and that our extensive experience operating our established communication solutions will create significant value for stockholders by maximizing revenue and cash flow generation.

"We were very pleased with our performance in the first quarter and believe that it provides a solid springboard for 2024. As a result, we are reiterating our guidance estimates for revenue and adjusted EBITDA generation for this year. At the midpoint of that guidance range, we believe we are on track to again grow consolidated revenue in 2024, on a year-over-year basis, with slight declines in wireless revenue being more than offset by continued growth in software revenue. We also anticipate that the midpoint of our adjusted EBITDA guidance will be consistent with 2023, with additional growth potential at the high-end of the guidance range. Of course, we will continue to update you on our outlook each quarter when we report our results," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended March 31,
(Dollars in thousands)	2024	2023	Change (%)
Revenue
Wireless revenue
Paging revenue	$17,970	$18,525	(3.0)%
Product and other revenue	625	503	24.3%
Total wireless revenue	$18,595	$19,028	(2.3)%

Software revenue
License	$2,626	$1,618	62.3%
Professional services	4,025	3,239	24.3%
Hardware	384	356	7.9%
Maintenance	9,279	8,939	3.8%
Total software revenue	16,314	14,152	15.3%
Total revenue	$34,909	$33,180	5.2%

	For the three months ended March 31,
(Dollars in thousands)	2024	2023	Change (%)
GAAP
Operating expenses	$30,018	$28,463	5.5%
Net income	$4,236	$3,117	35.9%
Cash, cash equivalents, and short-term investments (as of period end)	$23,340	$29,550	(21.0)%
Capital returned to stockholders	$7,386	$6,933	6.5%

Non-GAAP
Adjusted operating expenses	$28,522	$27,217	4.8%
Adjusted EBITDA	$7,535	$6,899	9.2%

	For the three months ended March 31,
(Dollars in thousands, excluding units in service and ARPU)	2024	2023	Change (%)
Key Statistics
Wireless units in service (000's)	753	811	(7.2)%
Wireless average revenue per unit (ARPU)	$7.89	$7.59	4.0%
Software operations bookings(1)	$7,885	$5,678	38.9%
Software backlog (as of period end)	$57,980	$46,540	24.6%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Outlook:
Regarding financial guidance, the Company reiterated the following expectations for the full year 2024:

(Unaudited and in millions)	Current Guidance Full Year 2024
	From	To
Revenue
Wireless	$72.0	$75.0
Software	$64.0	$69.0
Total Revenue	$136.0	$144.0

Adjusted EBITDA	$27.5	$32.5
2024 First Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, May 1, 2024, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, May 1, 2024, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/spok_q12024_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it

Spok.com

Exhibit 99.1
NEWS RELEASE
matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation, amortization and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that

Spok.com

Exhibit 99.1
NEWS RELEASE
they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the U.S. healthcare industry; the sales cycle of our software solutions and services can run from six to eighteen months, making it difficult to plan for and meet our sales objectives and bookings on a steady basis quarter-to-quarter and year-to-year; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; the reliability of our networks and servers and our ability to prevent cyberattacks and other security issues and disruptions; our reliance on data centers and other systems and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches or other compromises to our or our critical third parties' systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the

Spok.com

Exhibit 99.1
NEWS RELEASE
Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2024	3/31/2023
Revenue:
Wireless	$18,595	$19,028
Software	16,314	14,152
Total revenue	34,909	33,180
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	7,139	6,536
Research and development	2,951	2,493
Technology operations	6,299	6,587
Selling and marketing	4,149	3,901
General and administrative	7,984	7,700
Depreciation and accretion	1,068	1,236
Severance and restructuring	428	10
Total operating expenses	30,018	28,463
% of total revenue	86.0%	85.8%
Operating income	4,891	4,717
% of total revenue	14.0%	14.2%
Interest income	254	272
Other (expense) income	(2)	53
Income before income taxes	5,143	5,042
Provision for income taxes	(907)	(1,925)
Net income	$4,236	$3,117
Basic net income per common share	$0.21	$0.16
Diluted net income per common share	$0.21	$0.15
Basic weighted average common shares outstanding	20,170,548	19,897,445
Diluted weighted average common shares outstanding	20,446,587	20,182,692
Cash dividends declared per common share	0.3125	0.3125

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	3/31/2024	12/31/2023

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$23,340	$31,989
Accounts receivable, net	21,722	23,314
Prepaid expenses	7,198	7,885
Other current assets	672	704
Total current assets	52,932	63,892
Non-current assets:
Property and equipment, net	7,306	7,321
Operating lease right-of-use assets	9,803	10,526
Goodwill	99,175	99,175
Deferred income tax assets, net	45,348	46,260
Other non-current assets	451	510
Total non-current assets	162,083	163,792
Total assets	$215,015	$227,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,809	$5,969
Accrued compensation and benefits	3,419	7,284
Deferred revenue	24,998	26,298
Operating lease liabilities	3,773	4,184
Other current liabilities	3,890	4,273
Total current liabilities	39,889	48,008
Non-current liabilities:
Asset retirement obligations	7,205	7,191
Operating lease liabilities	6,630	6,902
Other non-current liabilities	1,122	1,812
Total non-current liabilities	14,957	15,905
Total liabilities	54,846	63,913
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	101,656	102,936
Accumulated other comprehensive loss	(1,722)	(1,764)
Retained earnings	60,233	62,597
Total stockholders' equity	160,169	163,771
Total liabilities and stockholders' equity	$215,015	$227,684

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the three months ended
	3/31/2024	3/31/2023
Operating activities:
Net income	$4,236	$3,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	1,068	1,236
Deferred income tax expense	902	1,886
Stock-based compensation	1,148	936
Provisions for credit losses, service credits and other	272	29
Changes in assets and liabilities:
Accounts receivable	1,318	4,187
Prepaid expenses and other assets	779	(282)
Net operating lease liabilities	41	(197)
Accounts payable, accrued liabilities and other	(6,405)	(6,680)
Deferred revenue	(1,361)	(1,621)
Net cash provided by operating activities	1,998	2,611
Investing activities:
Purchases of property and equipment	(875)	(649)
Net cash used in investing activities	(875)	(649)
Financing activities:
Cash distributions to stockholders	(7,386)	(6,933)
Purchase of common stock for tax withholding on vested equity awards	(2,428)	(1,245)
Net cash used in financing activities	(9,814)	(8,178)
Effect of exchange rate on cash and cash equivalents	42	12
Net decrease in cash and cash equivalents	(8,649)	(6,204)
Cash and cash equivalents, beginning of period	31,989	35,754
Cash and cash equivalents, end of period	$23,340	$29,550
Supplemental disclosure:
Income taxes paid (refunded)	$5	$(6)

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Account size ending units in service (000's)
1 to 100 units	43	44	46	48	48	50	51	53
101 to 1,000 units	135	142	143	144	149	147	147	149
>1,000 units	575	579	596	614	614	620	626	633
Total	753	765	785	806	811	817	824	835

Market segment as a percent of total ending units in service
Healthcare	86.1%	85.9%	86.0%	86.1%	85.7%	85.4%	85.0%	85.0%
Government	4.1%	4.2%	4.2%	4.2%	4.3%	4.4%	4.1%	4.2%
Large enterprise	3.9%	4.1%	4.1%	4.0%	4.1%	4.0%	3.9%	4.0%
Other(1)	5.9%	5.9%	5.7%	5.7%	6.0%	6.1%	7.0%	6.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.66	$12.57	$12.02	$11.91	$12.03	$11.95	$11.80	$11.41
101 to 1,000 units	9.14	9.16	8.75	8.56	8.75	8.66	8.44	8.27
>1,000 units	7.23	7.15	6.97	6.94	6.95	6.86	6.69	6.63
Total	$7.89	$7.84	$7.59	$7.53	$7.59	$7.50	$7.40	$7.23

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended
	3/31/2024	3/31/2023
Operating expenses	$30,018	$28,463
Add back:
Depreciation and accretion	(1,068)	(1,236)
Severance and restructuring	(428)	(10)
Adjusted operating expenses	$28,522	$27,217

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended
	3/31/2024	3/31/2023
Net income	$4,236	$3,117
Add back:
Provision for income taxes	907	1,925
Other expense (income)	2	(53)
Interest income	(254)	(272)
Depreciation and accretion	1,068	1,236
EBITDA	$5,959	$5,953
Adjustments:
Stock-based compensation	1,148	936
Severance and restructuring	428	10
Adjusted EBITDA	$7,535	$6,899